EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons is 233 Wilshire Blvd., Suite 800, Los Angeles, California 90401.

Name of Designated Filer: Clearlake Capital Group, L.P.

Date of Event Requiring Statement: June 17, 2022

Issuer Name and Ticker or Trading Symbol: Smart Sand, Inc. [SND]

CLEARLAKE CAPITAL GROUP, L.P.

By:	/s/ John Cannon as Attorney-in-Fact for José E. Feliciano
Name: José E. Feliciano
Title: Co-President

Clearlake Capital Partners, LLC

By:	/s/ John Cannon as Attorney-in-Fact for José E. Feliciano
Name: José E. Feliciano
Title: Co-President

Clearlake Capital Partners II GP, L.P.

By:	/s/ John Cannon as Attorney-in-Fact for José E. Feliciano
Name: José E. Feliciano
Title: Co-President

CLEARLAKE CAPITAL PARTNERS II (MASTER), L.P.

By:	/s/ John Cannon as Attorney-in-Fact for José E. Feliciano
Name: José E. Feliciano
Title: Co-President

CLEARLAKE CAPITAL MANAGEMENT II, L.P.

By:	/s/ John Cannon as Attorney-in-Fact for José E. Feliciano
Name: José E. Feliciano
Title: Co-President

CCG Operations, LLC

By:	/s/ John Cannon as Attorney-in-Fact for José E. Feliciano
Name: José E. Feliciano
Title: Co-President

/s/ John Cannon as Attorney-in-Fact for Behdad Eghbali
Behdad Eghbali

/s/ John Cannon as Attorney-in-Fact for José E. Feliciano
José E. Feliciano